AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

      AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") originally entered into as of February 3, 1999, amended as of August 12, 1999; and further amended and restated as of this 11th day of November, 1999, between E*TRADE Funds (a Delaware business trust, hereinafter referred to as the "Company"), on behalf of the series listed on Exhibit A hereto, as amended from time to time (each a "Fund" and collectively, the "Funds"), and E*TRADE Asset Management, Inc. (a Delaware corporation, hereinafter referred to as the "Administrator").

      WHEREAS, the Company is a registered investment company under the Investment Company Act of 1940, as amended (the "Act");

      WHEREAS, the Administrator is able to act as administrator of the Fund;

      WHEREAS, the Company wishes to retain the Administrator to render administrative services with respect to each of the Funds listed on Exhibit A hereto (as the same may be amended by the mutual written consent of the parties from time to time), and the Administrator has agreed to act as administrator for each of the Funds.

      NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, and the mutual performance of undertakings herein, it is agreed by and between the parties hereto as follows:

      1. Services to be Provided by the Administrator. The Administrator, as administrator for the Funds, will, at its own expense:

      (a) Furnish to the Funds the services of its employees and agents in the management and conduct of the corporate business and affairs of the Funds;

      (b) If requested, provide the services of its officers as administrative executives of the Funds and the services of any trustees of the Funds who are "interested persons" of the Administrator or its affiliates, as that term is defined in the Act, subject in each case to their individual consent to serve and to applicable legal limitations;

      (c) Provide office space, secretarial and clerical services and wire and telephone services (not including toll charges, which will be reimbursed by the Funds under Section 2 below), and monitor and review the Funds' contracted services and expenditures;

      (d) Prepare or supervise the preparation of periodic reports to the Funds' shareholders and prepare and file, with such advice of counsel as reasonably deemed necessary by the Administrator, such documents and other papers as may be required to comply with the rules, regulations and requirements of the Securities and Exchange Commission ("SEC") and other governmental agencies, whether state or federal, except that the Funds shall bear the expenses provided for in Section 2 hereof (special services, if any, rendered to individual shareholders or groups of shareholders shall not be included in the services to be rendered by the Administrator pursuant to this paragraph, but the Administrator shall be reimbursed for the actual cost of such services pursuant to the provisions of Section 2 below);

      (e) Coordinate the services provided to the Funds by investment advisors, transfer and dividend disbursing agents, custodians, sub-administrators, shareholder servicing agent, independent auditors and legal counsel; and

      (f) Report to the Trustees of the Company concerning its activities pursuant to this Agreement at regular meetings of the Trustees and at such other times as the Trustees may request.

      2.    Expenses.

      (a) Expenses of the Administrator. The Administrator shall bear expenses incurred by it which are necessary for the performance of its duties and activities specified in this Agreement, except such expenses as are assumed by the Funds under this Agreement. The Administrator (or its affiliates, as applicable) will also pay the compensation and expenses of all officers and executive employees of the Company who are directors, officers or employees of the Administrator or of its affiliates and will make available or cause to be made available, without expense to the Funds, the services of such of the directors, officers and employees of the Administrator or its affiliates as may fully be elected officers or trustees of the Company, subject to their individual consent to serve and to any limitations imposed by law.

      (b) Expenses of Each Fund. The Company and each Fund shall bear the expense of fees of its investment advisors, legal fees related to litigation, the Administrator's compensation under this Agreement, and any expenses of any "master" fund in which a Fund invests.

      (c) Expenses of the Funds Subject to Cap. Except as described below, the Funds shall bear all of their other expenses incurred in their operation and not specifically assumed by the Administrator. The expenses assumed by the Funds shall include, without limitation: organizational expenses of the Funds; fees and expenses incurred in connection with the Funds' memberships in investment company organizations; interest expenses, taxes and governmental fees; distribution fees; brokerage commissions and other expenses incurred in
acquiring  or  disposing  of  the  Funds'  portfolio  securities;   expenses  of
registering and qualifying the Funds' shares for sale with the SEC and with various state securities authorities; the expenses of qualifying the Funds to do business in jurisdictions where such qualification is required; the cost of preparing share certificates or any other expenses, including clerical and administrative expenses, related to the issue, redemption and repurchase of Fund shares; insurance premiums; expenses of obtaining quotations on the Funds' portfolio securities and pricing of the Funds' shares; expenses of shareholders' meetings; expenses of preparing and distributing reports, proxies and prospectuses to existing shareholders, transfer agency, dividend disbursing, custody, auditing and legal fees (other than litigation), provided, however, that the Administrator shall pay such expenses or reimburse each Fund for such expenses to the extent such expenses allocated to such Fund equal or exceed the maximum amount per Fund as specified in Exhibit B hereto.

      (d) Expenses of the Funds Subject to Waiver. The Funds shall bear all expenses and fees of the Company's Trustees who are not "interested persons" of the Company, as that term is defined in the 1940 Act, and any independent legal counsel retained to advise such Trustees. To the extent that such expenses and fees of such Trustees and such independent legal counsel allocated to a Fund equal or exceed 0.005% of such Fund's average daily net assets, the Administrator's fee payable by such Fund under Section 3 of this Agreement will be reduced by an amount equal to the amount by which such expenses exceed 0.0049% of such Fund's average daily net assets (but not below zero).

      3. Compensation. For the services provided and the expenses assumed by the Administrator, each of the Funds shall pay to the Administrator a fee, computed daily and to be paid on the last business day of each month equal on an annual basis to the amount of the average daily net assets of such Fund as listed opposite that Fund's name in Exhibit A, attached hereto.

      The term "average daily net assets of the Fund" is defined as the average of the values placed on the net assets of the Fund as of the close of the New York Stock Exchange, on each day on which the net asset value of the portfolio of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of the net assets of its portfolio as of some other time on each business day, as of such time. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Fund's then current registration statement under the 1940 Act and the Securities Act of 1933 ("Registration Statement"). If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 3, the value of the net assets of the Fund shall be deemed to be the value of such net assets as last determined in accordance with the Registration Statement. If the determination of the net asset value of the Fund has been suspended pursuant to the Registration Statement for a period including a month for which payment pursuant to this Agreement is due, the Administrator's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

      4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains or causes to be maintained for the Funds are the property of the Funds and further agrees to surrender promptly to the Funds any of such records upon the Company's request. The Administrator further agrees to preserve or cause to be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      5. Sub-contracts. The Administrator may, from time to time, at its own expense, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement.

      6. Compliance. The Administrator shall observe and comply with the Certificate of Trust and organizing documents of the Company, the applicable provisions of the Registration Statement, federal securities laws, all lawful resolutions of the Company's Trustees and other lawful orders and directions given to it from time to time by the Trustees. All activities engaged in by the Administrator hereunder shall be at all times subject to the control of and review by the Trustees.

      7.    Limitations of Liability.

            (a) Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, neither the Administrator nor its shareholders, officers, directors, employees or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith or negligence in the performance of the Administrator's duties or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. Notwithstanding the foregoing, the Administrator shall not be liable to the Company or the Funds for the acts and omissions of any party engaged by the Administrator to assist it in carrying out its obligations under this Agreement except to the extent that such party is liable to the Administrator for such acts and omissions pursuant to the contract under which the Administrator shall have retained such party. Any person, even though also employed by the Administrator, who may be or become an employee of and paid by the Company shall be deemed, when acting within the scope of his employment by the Company, to be acting in such employment solely for the Company and not as the employee or agent of the Administrator.

            (b) The Administrator shall look only to the assets of a particular Fund for the performance of the Agreement by the Company with respect to such Fund, and neither the Trustees nor any of the Company's shareholders, officers, employees or agents, whether past, present or future, shall be personally liable therefor.

      8. Non-Exclusivity. Nothing in this Agreement will in any way limit or restrict the Administrator or any of its officers, directors, employees, agents or affiliates from providing administrative services or other services to any other person or entity pursuant to any contract or otherwise; and no such performance of administrative or other services or taking of any such action or doing of any such thing, shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Administrator to the Company or the Funds or be deemed to violate or give rise to any duty or obligation of the Administrator to the Company, except as otherwise imposed by law.

      9. Duration and Termination. This Agreement shall continue in effect with respect to each Fund as indicated on Exhibit C hereto, if not sooner terminated. This Agreement shall continue in effect with respect to each Fund for successive 12-month periods, unless terminated, provided that each such continuance is specifically approved at least annually by (a) the vote of a majority of the entire Board of Trustees of the Funds, or by the vote of a majority of the outstanding voting securities of the Funds (as defined in the 1940 Act), and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time without payment of any penalty, by the Company upon the vote of a majority of the Company's Board of Trustees or by a majority of the outstanding voting securities of the Fund, or by the Administrator, in each case, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act).

      10. Reliance on Information. In discharging the functions specified in this Agreement, the Administrator may, without inquiry, rely and act upon all notices, information or other communications reasonably believed to have been supplied to it by any one or more of the Trustees or agents of the Company.

      11. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      12.   Miscellaneous.

      a. This Agreement shall be construed in accordance with the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, as amended, or rules or orders of the SEC thereunder.

      b. The captions of this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      c. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      d. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Company or the Funds in any way or otherwise be deemed an agent of the Company or the Funds.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                                E*TRADE  FUNDS  (on  behalf of
                                                the  series  listed on Exhibit
                                                A)



                                                By:
                                                   ---------------------------
                                                   Name:  Brian Murray
                                                   Title:  President




                                                E*TRADE ASSET MANAGEMENT, INC.



                                               By:
                                                   ---------------------------
                                                   Name:  Joseph N. Van Remortel
                                                   Title:  Vice President,
                                                           Operations

                                    EXHIBIT A
                                     to the
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

      Exhibit A to this Amended and Restated Administrative Services Agreement dated as of November 11, 1999, between E*TRADE Funds and E*TRADE Asset Management, Inc.

      Name of Fund                                          Fee

      E*TRADE S&P 500 Index Fund                            0.25%

      E*TRADE Extended Market Index Fund                    0.26%

      E*TRADE Bond Index Fund                               0.25%

      E*TRADE Technology Index Fund                         0.60%

      E*TRADE International Index Fund                      0.28%

      E*TRADE E-Commerce Index Fund                         0.70%



E*TRADE FUNDS                            E*TRADE ASSET MANAGEMENT, INC.


By:                                      By:
   --------------------------------          --------------------------------
   Name:                                     Name
   Title:                                    Title:

                                    EXHIBIT B
                                     to the
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

      Exhibit B to this Amended and Restated Administrative Services Agreement dated as of November 11, 1999, between E*TRADE Funds and E*TRADE Asset Management, Inc.

      The Administrator is responsible for expenses listed in Section 2(c) of this Agreement otherwise payable by each Fund to the extent those expenses, when added to the expenses of such Fund in Section 2(d) of this Agreement, equal or exceed 0.005% of such Fund's average daily net assets.

      Name of Fund

      E*TRADE S&P 500 Index Fund

      E*TRADE Extended Market Index Fund

      E*TRADE Bond Index Fund

      E*TRADE Technology Index Fund

      E*TRADE International Index Fund

      E*TRADE E-Commerce Index Fund

E*TRADE FUNDS                            E*TRADE ASSET MANAGEMENT, INC.


By:                                      By:
   --------------------------------          --------------------------------
   Name:                                     Name
   Title:                                    Title:

                                    EXHIBIT C
                                     to the
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

      Exhibit C to this Amended and Restated Administrative Services Agreement dated as of November 11, 1999, between E*TRADE Funds and E*TRADE Asset Management, Inc.

      Fund                                            End of Initial Term

      E*TRADE S&P 500 Index Fund                      February 3, 2001

      E*TRADE Extended Market Index Fund              August 12, 2001

      E*TRADE Bond Index Fund                         August 12, 2001

      E*TRADE Technology Index Fund                   August 12, 2001

      E*TRADE International Index Fund                October 19, 2001

      E*TRADE E-Commerce Index Fund                   October 19, 2001



E*TRADE FUNDS                            E*TRADE ASSET MANAGEMENT, INC.


By:                                      By:
   --------------------------------          --------------------------------
   Name:                                     Name
   Title:                                    Title: